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EXHIBIT 10.28
                                 LOAN AGREEMENT


                                      NOTE

THIS LOAN IS PAYABLE IN FULL AT MATURITY. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

October 21, 1996  Troy, N.Y.


Loan for the purchase of Lot 36 East Ridge Estates

1.        BORROWER'S PROMISE TO PAY

          In return for a loan that we have received, we promise to pay U.S. Two Hundred Thousand ($ 200,000.00) dollars (this amount is called "principal"), plus interest, to the order of the Lender. The Lender is MAPINFO CORPORATION. we understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this
Note is called the "Note Holder".

2.        INTEREST

          Interest will be charged on unpaid principal until the full amount of principal has been paid. We will pay interest at a yearly rate of 5%.

          The interest rate required by this Section 2 is the rate we will pay both before and after any default described in Section 5(B) of this Note.

3.        PAYMENTS

          We will pay principal and interest as follows:

               a) $50,000.00 upon the sale of our Connecticut home which we will continue to actively market;

               b) principal in the amount of the profit realized by us, net of federal, state and local income tax liabilities, from the exercise by us of MapInfo stock options and sale of that MapInfo stock, to be paid upon the receipt of such proceeds;

               c) all amounts we still owe under this Note, together with all accrued and unpaid interest upon the earliest to occur of the following: (i) 90 days after termination of D. Joseph Gersuk's MapInfo employment for any reason; or (ii) 6 years from date of loan; or (iii) upon the sale by us of all or any part of Lot 36 East Ridge Estates, Town of Colonie, N.Y.

          We will make our payments at MapInfo Corporations' principal place of business in North Greenbush, N.Y. or at a different place if required by written notice from MapInfo Corporation

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